As filed with the Securities and Exchange Commission on July 19, 2005

Registration No. 333-107318

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOLLIS-EDEN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3697002
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4435 EASTGATE MALL, SUITE 400

SAN DIEGO, CALIFORNIA 92121

(858) 587-9333

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

RICHARD B. HOLLIS

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

HOLLIS-EDEN PHARMACEUTICALS, INC.

4435 EASTGATE MALL, SUITE 400

SAN DIEGO, CALIFORNIA 92121

(858) 587-9333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

ERIC J. LOUMEAU, ESQ.

HOLLIS-EDEN PHARMACEUTICALS, INC.

4435 EASTGATE MALL, SUITE 400

SAN DIEGO, CALIFORNIA 92121

(858) 587-9333

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 originally filed by Hollis-Eden Pharmaceuticals, Inc. (the “Registrant”) with the Commission on July 24, 2003 (Registration No. 333-107318) (the “Registration Statement”), is being filed to deregister certain shares of the Registrant’s common stock (the “Shares”), warrants to purchase shares of the Registrant’s common stock (the “Warrants”), and the shares of the Registrant’s common stock issuable upon the exercise of the Warrants (the “Warrant Shares”). The Registrant previously registered, pursuant to the Registration Statement, Shares, Warrants and Warrant Shares in an aggregate amount of 5,000,000 shares of the Registrant’s common stock (collectively, the “Securities”). As of the date hereof, the Registrant had completed two public offerings in which it issued an aggregate of 4,100,000 of the Securities under the Registration Statement. The Registrant does not intend to sell any additional Securities under the Registration Statement. Accordingly, pursuant to an undertaking made in Item 17 of the Registration Statement, the Registrant hereby deregisters the 900,000 Securities that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California on July 19, 2005.

HOLLIS-EDEN PHARMACEUTICALS, INC.

By:	/s/ Richard B. Hollis
Richard B. Hollis
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Richard B. Hollis	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	July 19, 2005
Richard B. Hollis

/s/ Daniel D. Burgess	Chief Operating Officer/Chief Financial Officer (Principal Financial Officer)	July 19, 2005
Daniel D. Burgess

/s/ Robert W. Weber	Vice-President-Controller/Chief Accounting Officer (Principal Accounting Officer)	July 19, 2005
Robert W. Weber

/s/ *	Director	July 19, 2005
J. Paul Bagley III

/s/ *	Director	July 19, 2005
Jerome M. Hauer

/s/ *	Director	July 19, 2005
Brendan R. McDonnell

/s/ *	Director	July 19, 2005
Thomas Charles Merigan, Jr

/s/ *	Director	July 19, 2005
Marc R. Sarni

/s/ *	Director	July 19, 2005
Salvatore J. Zizza

/s/ Richard B. Hollis

* By: Richard B. Hollis, as attorney-in-fact